UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Intercorp Financial Services Inc.

(Exact name of registrant as specified in its charter)

Republic of Panama	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Torre Interbank, Av. Carlos Villarán 140 La Victoria Lima 13, Peru	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-232554

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to Be Registered.

Intercorp Financial Services Inc. (the “Registrant”) hereby incorporates by reference the description of its common shares, with no par value to be registered hereunder contained under the heading “Description of Common Shares” in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-232554) as originally filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2019, as subsequently amended (the “Registration Statement”), and in any prospectus relating thereto to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERCORP FINANCIAL SERVICES INC.

By:	/s/ Juan Antonio Castro Molina
Name:	Juan Antonio Castro Molina
Title:	General Counsel

Date: July 3, 2019